                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

                                       OF

                                  iMALL, INC.


          The undersigned, natural person of eighteen years or more of age, acting as incorporator of a Corporation (the "Corporation") under the Nevada Revised Statutes, adopts the following Articles of Incorporation for the
Corporation:

                                   ARTICLE I

                              NAME OF CORPORATION

          The name of the Corporation is iMall, Inc.

                                   ARTICLE II

                                     SHARES

          The amount of the total authorized capital stock of the Corporation is 50,000,000 shares of common stock, par value $.001 per share. Each share of common stock shall have one (1) vote. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the full paidup stock, and the holder of such shares shall not be liable for any further payment thereof. Said stock shall not be subject to assessment to pay the debts of the Corporation, and no paid up stock and no stock issued as fully paid, shall ever be assessed or assessable by the Corporation.

          The Corporation is authorized to issue 50,000,000 shares of common stock, par value $.001 per share.

                                  ARTICLE III

                          REGISTERED OFFICE AND AGENT

          The address of the initial registered office of the Corporation is 2138 Abarth, Las Vegas, Nevada 89122, and the name of its initial registered agent at such address is Ray Warren.

                                   ARTICLE IV

                                  INCORPORATOR

          The name and address of the incorporator is:

               NAME                                ADDRESS
         Anita Patterson                    215 South State #1100
                                            Salt Lake City, Utah 84111

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

                                   ARTICLE V

                                   DIRECTORS

          The members of the governing board of the Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the Corporation, provided that the number of directors shall not be reduced to less than one (1). The name and post office address of the first board of directors, which shall be one in number, is as follows:

               NAME                                ADDRESS
           John Clayton                    870 East 9400 South #205
                                           Sandy, Utah 84094

                                   ARTICLE VI

                                    GENERAL

          A. The board of directors shall have the power and authority to make and alter, or amend, the bylaws, to fix the amount in cash or otherwise, to be reserved as working capital, and to authorize and cause to be executed the mortgages and liens upon the property and franchises of the Corporation.

          B. The board of directors shall, from time to time, determine whether, and to what extent, and at which times and places, and under what conditions and regulations, the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have the right to inspect any account, book or document of this Corporation except as conferred by the Statutes of Nevada, or authorized by the directors or any resolution of the stockholders.

          C. No sale conveyance, transfer, exchange or other disposition of all or substantially all of the property and assets of this Corporation shall be made unless approved by the vote or written consent of the stockholders entitled to exercise two-thirds (2/3) of the voting power of the Corporation.

          D. The stockholders and directors shall have the power to hold their meetings, and keep the books, documents and papers of the Corporation outside of the State of Nevada, and at such place as may from time to time be designated by the bylaws or by resolution of the board of directors or stockholders, except as otherwise required by the laws of the State of Nevada.

          E. The Corporation shall indemnify each present and future officer and director of the Corporation and each person who serves at the request of the Corporation as an officer or director of the Corporation, whether or not such person is also an officer or director of the Corporation, against all costs, expenses and liabilities, including the amounts of judgments, amounts paid in compromise settlements and amounts paid for services of counsel and other related expenses, which may be incurred by or imposed on him in connection with any claim, action, suit, proceedings, investigation or inquiry hereafter made, instituted or threatened in which he may be involved as a party or otherwise by reason of any past or future action taken or authorized and approved by him or any omission to act as such officer or director, at the time of the incurring or imposition of such costs, expenses, or liabilities, except such costs, expenses or liabilities as shall relate to matters as to which he shall in such action, suit or proceeding, be finally adjusted to be liable by reason of his negligence or willful misconduct toward the Corporation or such other Corporation in the performance of his duties as such officer or director, as to whether or not a director or officer was liable by reason of his negligence or willful misconduct toward the Corporation or such other Corporation in the performance of his duties as such officer or director, in the absence of such final adjudication of the existence of such liability, the board of directors and each officer and director may conclusively rely upon an opinion of legal counsel selected by or in the manner designated by the board of directors. The foregoing right of indemnification shall not be exclusive of other rights to which any such officer or director may be entitled as a matter of law or otherwise, and shall inure to the benefit of the heirs, executors, administrators and assigns of each officer or director.

          F. To the fullest extent permitted by Nevada Revised Statute or any other applicable law as now in effect or as it may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of Nevada Revised Statute section 78.300.

          The undersigned being the individual named in Article III, above, as the initial registered agent of the Corporation, hereby consents to such appointment.



                                                   /s/:  Ray Warren
                                               ---------------------------

          The undersigned incorporator executed these Articles of Incorporation, certifying that the facts herein stated are true this 12th day of January, 1996.


                                                   /s/:  Anita Patterson
                                               ---------------------------------
                                               ANITA PATTERSON

STATE OF UTAH        )
                     )   ss.
COUNTY OF SALT LAKE  )

          On this 12th day of January, 1996, personally appeared before me Anita Patterson personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is signed on the preceding document, and acknowledged to me that she signed it voluntarily for its stated purpose.


                                                   /s/:  Connie L. Collins
                                               ---------------------------------
                                               NOTARY PUBLIC

                           CERTIFICATES OF AMENDMENT

                                       TO

                           ARTICLES OF INCORPORATION

                                       OF

                                  IMALL, INC.


          We the undersigned as President and Secretary of iMall, Inc. to hereby certify:

          That the Board of Directors of said Corporation by unanimous written consent adopted a resolution to amend the Articles of Incorporation, as amended, as follows:

               A. Delete Article IV in its entirety and substitute in its place the following:

                                  ARTICLE IV.

               The total authorized capitalization of this Corporation shall be 300,000,000 shares of Common Stock par value of $.001 per share and 10,000,000 shares of Preferred Stock par value of $.001 per share.

               The shares of preferred stock authorized hereby may, when authorized for issuance by the Board of Directors of this corporation, be issued in series having such designations, powers, preferences, rights and limitations, and on such terms and conditions as the Board of Directors may from time to time determine including the rights, if any, of the holders thereof with respect to voting, dividends, redemption, liquidation and conversion.

          Before this Amendment, 300,000,000 shares of Common Stock with a par value of $.001 per share were authorized and of those authorized 61,742,239 shares were issued and outstanding. After this amendment, 300,000,000 shares of Common Stock with a par value of $.001 per share and 10,000,000 shares of Common Stock with a par value of $.001 per share will be authorized.

          The said Amendment has been consented to and approved by a vote of the shareholders holding an aggregate of 39,000,000 shares representing at least a majority of the sole class of Common Stock outstanding and entitled to vote thereon. The change is effective immediately.


                                                   /s/:  Mark Comer
                                               -----------------------------
                                               Mark Comer, President


                                                   /s/:  Craig Lewis
                                               ------------------------------
                                               Craig Lewis, Secretary


STATE OF UTAH          )
                       )   ss.
COUNTY OF SALT LAKE    )

          On this 14th day of November, 1997, personally appeared before me Mark Comer and Craig Lewis, personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are signed on the preceding document, and acknowledged to me that they signed it voluntarily for its stated purpose.


                                                   /s/:  Stacey Davis
                                               --------------------------------
                                               NOTARY PUBLIC

                  CERTIFICATE OF DECREASE OF AUTHORIZED SHARES

                           PURSUANT TO NRS (S) 78.207

                                  IMALL, INC.,

                              A NEVADA CORPORATION

          Pursuant to Nevada Revised Statutes ("NRS") Sections 78.207 and 78.209, the undersigned Executive Vice President and Secretary of iMALL, Inc., a Nevada corporation (the "Corporation"), hereby certifies that the Board of Directors of the Corporation, desiring to decrease the number of authorized shares of common stock of the Corporation and correspondingly decrease the number of issued and outstanding shares of the Corporation's common stock (the "Class Change"), authorized such action at a meeting duly called and held on January 26, 1998 and by a unanimous written consent dated as of January 11, 1999.

          The undersigned further certify that:

          (A) The number of authorized shares of the Corporation and the par value of each class and series prior to the Class Change were as follows::

                Number                     Class          Par Value
                ---------------------   ------------   ---------------
                          300,000,000   Common         $.001 per share
                           10,000,000   Preferred      $.001 per share

          (B) The number of authorized shares of the Corporation and the par value of each class and series as of and after the Class Change are as follows::

                Number                    Class          Par Value
                --------------------   ------------   ---------------
                          37,500,000   Common         $.008 per share
                          10,000,000   Preferred      $.001 per share

          (C) The total number of issued and outstanding shares of the Corporation's common stock as of the record date of the Class Change (February 12, 1998) (the "Record Date") decreased from 61,214,479 to 7,652,037 as a result of the Class Change, such that each holder of eight (8) shares of common stock of the Corporation on the Record Date received in exchange one (1) share of common stock of the Corporation.

          (D) Fractional shares were not issued in connection with the Class Change, and in lieu thereof, in accordance with NRS 78.205(2)(b), the Corporation issued to each holder of a fractional share after the Class Change such additional fraction of a share as was necessary to increase the fractional share to a full share. The percentage of all issued and outstanding shares of common stock with respect to which an additional fraction of a share was issued was less than ten percent (10%).

          (E) Stockholder approval is not required with regard to the Class Change.

          (F) The Class Change and the amendment of the Articles of Incorporation of the Corporation with respect to the authorized and outstanding number of shares of common stock of the Corporation, and their par value, as provided in this Certificate, shall be effective, to the extent permitted by applicable law, as of the Record Date, and otherwise, upon filing of this Certificate with the Secretary of State of Nevada.

          Dated as of the 12th of January, 1999.

                                                  /s/:  Anthony P. Mazzarela
                                           -------------------------------
                                           Anthony P. Mazzarella, Executive
                                           Vice President and Secretary



STATE OF CALIFORNIA    )
                       ) ss.
COUNTY OF LOS ANGELES  )

          On January 12, 1999, before me, Juan A. Guiga, a notary public in and for said State, personally appeared Anthony P. Mazzarella, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacities, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


    /s/:  Juan A. Guiga                               (Seal)
------------------------------------
Notary Public